EXHIBIT 99.1

Liquid Holdings Group Announces Changes to Executive Management Team

NEW YORK, March 3, 2015 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (Nasdaq:LIQD) ("Liquid" or the "Company"), a provider of a SaaS-based front-office solution for the investment management community, today announced executive management changes effective immediately. Peter Kent has been promoted to Chief Executive Officer, succeeding Brian Storms. Storms will become Vice Chairman of the Company, where he will provide advice and counseling in the areas of sales, marketing and strategy. Kent will also continue as CFO of the company. In addition, Robert O'Boyle, Executive Vice President and Director of Sales and Marketing, has been promoted to the newly created position of President of the Company. In his new role, Robert will continue to lead the Company's efforts in sales, marketing and client experience.

Peter Kent Appointed Chief Executive Officer

The Board of Directors has appointed Peter Kent as the new Chief Executive Officer of the Company.  Mr. Kent has over 30 years of experience in the financial services and technology markets and has held executive positions in technology companies, securities firms and investment banks and was instrumental in the rise and successful sale of Automated Trading Desk, LLC, a pioneer in the development and creation of systems, software, and technology for trading and order management, to Citibank. Prior to joining Liquid Holdings Group, Mr. Kent co-founded Eladian Partners LLC in 2010 and served as its Managing Partner.

"The Board is very pleased to have Peter Kent expand his role with the company to include the CEO position," said Victor Simone, Chairman of the Board.  "Since joining Liquid as CFO last year, Peter has had a significant impact on the company and demonstrated exceptional leadership skills and insight from the first day he joined the firm. He has exhibited a strong ability to understand and guide the company, as well as rapidly execute on our strategic objectives. Peter is a proven and successful entrepreneur. The entire board and I are excited to begin working with him in his expanded role," added Simone.

"I am honored to be appointed CEO and excited about the future of Liquid Holdings," said Peter Kent. "I've had the opportunity to spend the past few months working directly with the Board, the management team, and top clients, and I have been impressed by the length this company goes to create a world class technology offering and client experience. Our restructured management team is excited about Liquid's future and eager to move the company forward through its next stage of evolution. My immediate goals are to further improve the organization through additional operating cost reductions, by strengthening our balance sheet and continuing a highly focused sales and marketing effort. Liquid has a unique and valuable offering to the investment management community and I am committed to ensuring that the company has the necessary resources and executes effectively to achieve its full potential."

Robert O'Boyle Promoted to President

Robert O'Boyle, who joined Liquid in March 2013, has been promoted to President of the Company. Mr. O'Boyle brings over twenty years of business development, marketing leadership and product management experience in investment management.  In his new role, Robert will continue to oversee sales and marketing, and will now also be responsible for managing both client services and product strategy.

"Robert has exhibited exceptional leadership skills by building the Liquid brand from scratch and spearheading our business growth with pedigreed hedge funds," said Peter Kent. "Expanding his role to include servicing our most valuable assets, our customers, and driving product strategy is critical as we evolve our product portfolio, team and framework to provide our customers with world-class solutions."

"I am honored to be named President and am extremely excited about Liquid's future and how we can help shape the efficiencies and effectiveness of our target clients," said Robert O'Boyle. "Through our clients, the market is just beginning to see the full potential of our capabilities and services. As President, I will be focused on ensuring that we have the right product, people and processes to help us continue to be an innovator and client-first company.  The benefits and opportunities created from a true SaaS offering continue to grow and we are incredibly appreciative of our earliest adopters. I look forward to the continued journey of building an amazing company and providing real value to our clients."

About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a SaaS-based technology and managed services provider to the global hedge fund and active trading markets. Liquid's solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was specifically built to manage the entire trade lifecycle by seamlessly integrating decision support, order management and execution with real-time portfolio-reporting, risk and performance reporting and the ability to provide a manager and its investors with advanced levels of transparency through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge fund managers, asset managers, family offices and financial institutions worldwide. Liquid was recently named Best EMS and Best New Cloud Application by HFM, 2014 Best Global Risk Management Software Company and Best USA Global Risk Management Software Company by the readers of Hedgeweek, as well as 2014 Best Cloud Provider and Best Fin Tech Operations Startup by FTF News.

Headquartered in New York City, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements include, among others, statements relating to the Company's ability to execute its strategic objectives, to achieve operating cost reductions and to strengthen its balance sheet. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict and you should be aware that the occurrence of certain events, including those referenced in the sections titled "Risk Factors" in our 2013 Form 10-K or our Quarterly Reports on Form 10-Q, could harm our business, prospects, results of operations, liquidity and financial condition. We cannot guarantee future results or performance. Except as required by applicable law, including the securities laws and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements.

CONTACT:  Contact for Investor Relations:
          Monica Gould
          The Blueshirt Group
          +1 212 871-3927
          monica@blueshirtgroup.com

          Contact for Media Relations:
          Jon Schubin
          Cognito
          +1 646 395 6300
          liquid@cognitomedia.com